SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported) April 15, 2004
                                                 ---------------


                              SPEAR & JACKSON, INC.
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             (Exact name of registrant as specified in its charter)


   Nevada                               000-32013             91-2037081
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(State of other jurisdiction     (Commission File Number)   (IRS Employer
   or incorporation)                                         Identification No.)


         2200 Corporate Boulevard, Suite 314, Boca Raton, Florida 33431
         --------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code: (561) 999-9011
                                                    ---------------



          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         The Company has previously reported that it was the subject of an Order of Formal Investigation from the Securities and Exchange Commission. On April 15, 2004, the Company was named as a defendant in a complaint filed by the SEC in the U.S. District Court for the Southern District of Florida along with other defendants, including its Chief Executive Officer and principal stockholder, Dennis Crowley (Securities and Exchange Commission v. Dennis Crowley, Spear & Jackson, Inc., International Media Solutions, LLC, Yolanda Velazquez and Kermit Silva, Case No. 04-80354). The complaint includes allegations that Mr. Crowley engaged in manipulative practices in transactions relating to Spear & Jackson common stock, as well as misrepresentations as to the status of his stock ownership in the Company. Spear & Jackson was named as a defendant for its failure to accurately report the extent of its Chief Executive Officer's stock ownership interest in Spear & Jackson and, based on the foregoing, violations of the anti-fraud and registration provisions of the federal securities laws.

         The SEC has requested relief from the court that would require Mr. Crowley to disgorge all profits and proceeds derived from transactions in Spear & Jackson common stock, and the Court has temporarily barred Mr. Crowley from acting as an officer or director of Spear & Jackson or voting his shares of stock of the Company. Spear & Jackson, as part of the temporary restraining order, has been ordered to preserve all records of the Company pertaining to matters at hand. The Court order also provides for the appointment of Soneet Kapila to serve as Corporate Monitor. The Corporate Monitor's duties are described in the Court's order, which includes the review and approval of ongoing corporate actions during the pendency of the proceedings. A hearing is scheduled for April 23, 2004 to consider the SEC's request for a preliminary injunction.

         In furtherance of the court's restraining order, the Company's Board of Directors temporarily suspended Mr. Crowley from serving as an officer and director of Spear & Jackson and each of its subsidiaries, either directly or indirectly. The Board appointed Mr. John Ross Harrington, Jr., a member of its Board of Directors, to serve as the Company's interim Chairman. Mr. William Fletcher, the Company's Chief Financial Officer and a director of Spear & Jackson based in Sheffield, England, will serve as interim Chief Executive Officer and Chief Operating Officer. The Company will cooperate with the ongoing investigation and with the appointed Corporate Monitor, and is seeking to reach a settlement with the SEC to resolve the complaint. Spear & Jackson also plans to increase its complement of directors in support of existing management.

         Spear & Jackson does not believe that the SEC proceeding will result in a disruption of its business activities or affect the continuity of its operations.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SPEAR & JACKSON, INC.



                                    By:/s/ William Fletcher
                                           -------------------------------
                                           William Fletcher
                                           Interim Chief Executive Officer

DATED:  April 20, 2004